SHARE SHIP AGREEMENT

THIS AGREEMENT ("Agreement") is between:

                                Euro Oceans, Ltd.
             Having offices at 14 Huntington, Trinity, Texas, 75862
                                  ("Developer")

And:
                          Marine Growth Ventures, Inc.
      Having offices at 405-A Atlantis Rd., Cape Canaveral, Florida, 32920
                                     ("MGV")

And:
                           Marine Growth Canada, Ltd.
      Having offices at 405-A Atlantis Rd., Cape Canaveral, Florida, 32920
                                     ("MGC")

And:
                          Sophlex Ship Management, Inc.
      Having offices at 405-A Atlantis Rd., Cape Canaveral, Florida, 32920
                                   ("Sophlex")
And:
                         Ship Timeshare Management, Inc.
      Having offices at 405-A Atlantis Rd., Cape Canaveral, Florida, 32920
                                    ("STMI")

WHEREAS:

A. The Developer is a Bahamas corporation formed by Barry Jones ("Jones") for the purpose of selling timeshares on a Cruise ship ("Shares") on a first cruise ship (the "Project"); and

B. MGV wants to and Developer wants MGV to provide the investment capital and expertise necessary for the acquisition and improvement of a cruise ship ("First Vessel") for the Project; and

C. MGC, a wholly owned subsidiary of MGV, has acquired the First Vessel-the Pacific Aurora; and

D. The number of Shares for The Project is equal to the number of cabins on the First Vessel times 50 weeks, (34 x 50 = 1700) each representing a 7 day cruise each year for a predetermined number of years. It is anticipated by Developer that the initial term for the Project shall be 20 years; and


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E.    MGV desires to contract with Developer on an exclusive basis for Developer to market and sell on behalf of MGV the Shares to buyers ("Owners"); and

F. MGC and the Owners' Association (as defined in H below) shall enter into a Bareboat Charter Agreement which, among other things, shall grant the Owners' Association the right to utilize the First Vessel for any and all uses related to the Project; Additionally, MGC and Sophlex shall enter into an agreement for Sophlex's services, including without limitation, deck, engine, and hotel services to the Project and Association and

G. The sale of Shares, use and occupancy of the First Vessel by Owners, related rights of Owners and other matters governing ownership of a Share and use of the First Vessel are disclosed and set forth in documents ("Governing Instruments") that include (a) Declarations of Covenants, Conditions and Restrictions ("Declarations"), (b) "Bylaws", for the Association, (c) a Disclosure Statement, Offering Circular or similar documents, each containing all necessary provisions as may be required by applicable local or state law, (d) a Share "Purchase Agreement", and (d) "Rules". The Declarations and present Purchase Agreement, Exhibits "E" and "F", are hereby attached to made a part of this Agreement; and

H. As provided for in the Governing Instruments, each Owner upon acquisition of a Share shall become a member of an Owners' Association
      ("Association"), said Association to be responsible for the operations of the First Vessel as well as representing the rights of the Owners; and

I. Each Owner shall pay an annual fee ("Maintenance Fee") to be used to pay for any and all costs related to the operation and maintenance of the First Vessel, its use and occupancy by Owners, and the administration of the Association. Developer shall be responsible for determining the initial annual Maintenance Fee amounts; and

J. MGV shall by way of a Voting Proxy grant to Developer the right to vote on behalf of any unsold Shares until such time as 85% (1445) of the Shares are sold; and

K. MGV, MGC, and Developer want Sophlex, a company affiliated with MGV, to provide operating deck, engine and hotel management services for the First Vessel and subsequent ships pursuant to the terms of a related agreement(s) ("Ship Management Agreement"); and

L. MGV and Developer want "Ship Timeshare Management", having the same principals as Sophlex, to administer the business of the Association pursuant to a related agreement ("Association Agreement").

NOW, THEREFORE, Developer, MGV, MGC, and Sophlex agree as follows:

1.    SHIP ACQUISITION AND IMPROVEMENT
      A. MGC has acquired full title to the First Vessel in the name of Pacific Aurora. MGC shall provide all necessary funds and expertise required to bring the ship to the condition necessary for its use for the Project ("MGC Investment"). The ship is more particularly described in Exhibit "D", attached to and hereby made a part of this Agreement. The parties hereby consent to the re-naming of the First Vessel to "Squamish Voyager", provided such change does not materially add to the costs of the Project.


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      B.    Prior to any sales of Shares, MGV, MGC, and Sophlex shall insure that the First Vessel is in compliance with all safety and operating requirements and that no additional expenses are necessary for the First Vessel to be able to commence passenger service, unless otherwise set forth in Exhibit "D".

2.    BUSINESS MODEL PROJECTION
      A. Developer has prepared a Share projection for the Project dated the 1st of April 2007, attached to and hereby made a part of this Agreement as Exhibit "A", "Plan Model".

      B. The Plan Model describes the number of Shares and sales, potential income, planned expenses, payment of charter fees by Developer to MGV, other First Vessel costs, net income and distribution of net income. Tax ramifications have not been included in the Plan Model and related changes may occur.

      C. The Governing Instruments and any and all marketing materials used by Developer or on its behalf, shall adequately disclose agreed upon minimum sales necessary for the Project to be self-sustaining.

      D. MGV, MGC, and Developer agree that Developer is committing to use its best efforts to sell the Shares, but in all cases for purposes of performance and termination rights: (1) for so long as MGV's financing for the First Vessel and Project remains outstanding, Developer is hereby guaranteeing to achieve, on an aggregate basis, sales targets and revenue amounts of at least 75% of those stated in the Plan Model; (2) for all periods following the full and final payment of MGV's financing for the First Vessel and Project, the Developer is hereby guaranteeing to achieve, on an aggregate basis, sales targets and revenue amounts of at least 50% of those stated in the Plan Model. For purposes of this Section 2D, subsection (i), shall not apply if the failure to achieve the targets and revenue amounts is a result any action or default on the part of another party to this Agreement, including their respective management or agents. Furthermore, Developer shall not be responsible for failure to achieve as a result of deteriorated economic conditions arising because of an act of terrorism, or acts of God. In the event that Developer fails to meet these targets outlined in this Section 2D, MGC at its sole option may exercise the termination rights provided for in Section 11 hereunder. In the event that MGC exercises said termination rights, MGC in its sole discretion may proceed with the Project on its own and/or retain the services of another entity to perform the duties of the Developer as outlined herein.


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      E.    In accordance with Section 2(D) above, Developer hereby warrants that to the best of Developer's knowledge there are presently no existing defaults or other obstacles that would hinder or otherwise prevent Developer from achieving the sales targets or revenue amounts stated in the Plan Model. Furthermore, for purposes of this
            Section 2, subsections D and E, Developer shall be required to notify MGV in writing within five (5) days of Developer's knowledge of the existence of any default or other action by any party to this Agreement that Developer believes is or will impact Developer's ability to achieve the sales targets and revenue amounts stated in the Plan Model.

3.    FIRST VESSEL DELIVERY AND CHARTER
      A. MGC shall charter the First Vessel to the Association pursuant to the terms of a Bareboat Charter Agreement. A "Ship Management Agreement" shall be attached to and made a part of the Bareboat Charter Agreement. The Bareboat Charter Agreement and Ship Management Agreement are hereby attached to and made a part of this Agreement as Exhibit "C".

      B. The initial term of the Bareboat Charter Agreement shall be 20 years. The Bareboat Charter Agreement shall contain provisions permitting the Owners the right to extend the Bareboat Charter Agreement at the expiration of the initial term, provided the First Vessel is capable of continuing to operate.

      C.    INTENTIONALLY LEFT BLANK

      D. Pursuant to the Bareboat Charter Agreement, delivery of the First Vessel shall be made by MGC to the Developer on behalf of the Association on or before the 1st day of May 2007, ("Delivery Date") at North Vancouver, British Columbia, Canada.

4.    SHIP AND ASSOCIATION OPERATION AND MANAGEMENT
      A. The administration of Association business shall be carried out by STMI, pursuant to Exhibit "B", "Association Management Agreement", attached to and hereby made a part of this Agreement. STMI is owned by the same principals as Sophlex.

      B. The operation and management of the First Vessel's deck, engine and hotel departments shall be carried out by Sophlex pursuant to the "Ship Management Agreement" between Sophlex and MGC that a part of the Charter Agreement.

      C. Pursuant to the Governing Instruments and as required by any related management agreements referenced herein, STMI, with all required assistance from Sophlex, shall prepare a detailed operating and management budget for the First Vessel to include, but not limited to: (a) costs for and related to First Vessel and hotel operations, repairs, passenger service and other requirements, including a reasonable reserve for annual or biennial and emergency maintenance and repairs, replacement of goods and materials, and insurance, (b) for the cost of Association administration, (c) net on board income, some of which shall be credited against costs and expenses, and (d) management expenses and fees. The subsequent combined total annual cost shall be divided by the number of Shares, adjusted to differentiate between cabin categories, to determine the annual Maintenance Fee payable by each Owner.


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      D.    To assist with the implementation of Association functions, the
            Developer may assist STMI in the initial organization and early management of the Association, as Sophlex may reasonably request. Developer shall be reimbursed by Sophlex or the Association, as may be appropriate, for related expenses.

      E. MGV, Sophlex, STMI and/or Developer may provide additional services not specifically described in this Agreement, as may arise and be required, in support of the Project, each being reasonably reimbursed by the Association or from proceeds from sales of Shares or otherwise.

5.    GOVERNING INSTRUMENTS
      A. The Developer shall prepare, produce and pay related costs of and for Governing Instruments, including filing and registration of disclosure statements if and as required by any State or other regulatory authority.

      B. MGV, MGC, Sophlex and STMI shall assist the Developer with the preparation of Governing Instruments as may be reasonably required, including timely provision of information required by any regulatory agency.

      C. MGV shall review all initial Governing Instruments prior to their filing or dissemination to any third parties. Following their initial filing, MGV shall also review any material changes made to the Governing Instruments prior to any filing or dissemination to any third parties. Said review by MGV shall be timely and shall not unreasonably delay Developer's completion of its responsibilities under this Agreement. For purposes of this Section 5 (C), "timely" shall be no longer than seven (7) business days from MGV's receipt of said Governing Instruments.

6.    SHARE SALES AND DEVELOPER INCOME
      A. The Developer will manage the marketing and sale of Shares and commercial cruises through a sales company(ies) ("Sales Company(ies)"), and as the Developer otherwise deems to be in the best interest of the Project; provided however, that any Sales Company utilized by Developer shall be an entity owned or operating with Developer's direct control and supervision.

      B. Developer shall cause to be formed and properly registered a corporation in the name of Boutique Cruise Lines, Inc. Said corporation shall be used by the Developer to market commercial cruises, support the sale of Shares, and otherwise perform Developer's obligations under this Agreement for the Project. Further, said corporation shall at all times be owned and controlled by Developer.


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      C.    Except as otherwise stated in this Agreement, contemplated by the
            Plan Model or included in contracts with them, Sales Companies and other entities active in the marketing, sale and promotion of Shares or that provide tour and other services to ship passengers, shall be independent entities that are obligated to and pay all of their own costs and expenses.

      D. A predetermined minimum Net Sales Price has been assigned to each Share cabin category as follows: A - $6,720.00; B - $6,272.00; C - $5,920; D - $5,408.00; E - $3,936.00; F - $3,456.00. The Developer
            reserves the right to adjust the minimum Net Sales Prices between cabin categories but in no event shall any change reduce the overall average Net Sales Price of $5,480.00. No Share shall be sold for less than the minimums contained herein without the prior written consent of MGC.

      E. Credit card processing charges sufficient to pay merchant account fees and card processing costs ("Card Costs") shall be deducted from amounts payable from the Escrow Account (described in Section 7.B.) to MGC, Developer and Sales Company(ies), on a pro rata basis relative to the amount due each such party. Developer shall attempt to, but may not, cause a related Share sale price to be increased in at least a like amount to offset such Card Costs deductions.

      F. In the event that a provider of Share buyer financing charges a service charge or discount fee ("Finance Fees") that must be paid by the Developer, such Finance Fees shall be deducted from amounts payable from the Escrow Account (described in Section 7.B.) to MGV, Developer and Sales Company(ies), on a pro rata basis relative to the amount due each such party. Developer shall attempt to, but may not, cause a related Share sale price to be increased in at least a like amount to offset such Finance Fees deductions.

      G. In addition to the sales price paid by buyers of Shares, buyers shall pay closing cost fees in amounts, for purposes and payable to parties determined by Developer to cover costs and expenses related to closing Share sales, including, but not limited to, Escrow Account management, some buyer financing setup fees, provision of welcome gifts to buyers, UCC filings for financed sales, ownership deed issuance, ownership registration, purchase contract review and finalization, preventing buyer cancellations during the Waiting Period, other ownership conveyance and related administrative and management costs. These costs and related disbursements shall be determined by the Developer.

7.    DEVELOPER EXPENSES AND DISTRIBUTION OF NET INCOME
      A. Expenses to be incurred by the Developer are described in the Plan Model and Exhibit "G", "Developer Expenses", attached to and hereby made a part of this Agreement.

      B. All Share sales income shall be deposited into an escrow account pursuant to an escrow agreement approved by MGV, Developer, and MGV's financing institution ("Escrow Account"). Once each week amounts paid into the Escrow Account shall be disbursed to MGV, MGV's financial institution, Developer, Sales Company(ies) and otherwise as set forth in Escrow Agreement. Such disbursement shall be for each recently closed and final sale that has been paid for in full, for which all requirements of regulatory agencies have been met and when no known refund requirement exists. Escrow Account records and reports shall be provided to all parties at agreed upon times.


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      C.    A management fee amount shall be paid to Jones by Developer ("Jones
            Expense Fee") and to Sophlex ("Sophlex Expense Fee") in the amount and manner described in the Plan Model.

      D. At such time that net income, after expenses contemplated in the Plan Model (including First Vessel Bareboat Charter payments), and all debts relating to the acquisition of the First Vessel have been paid in full, exceeds $100,000.00 for two consecutive months, then starting in the second such month, all net income in excess of $100,000.00 shall be split equally between MGC and Developer, or their permitted assigns. All income from the Project earned following the sale of 100% of the Shares shall be split equally between MGV and Developer, or their permitted assigns.

8.    DISSEMINATION OF PROJECT INFORMATION
      A. The parties to this Agreement acknowledge that publicity has a significant impact on the promotion of Shares and that it must be managed in a controlled manner intended to enhance Share sales. Developer shall be responsible for the creation and supervision of all promotional materials, provided however, that Developer shall submit all materials to MGC for review prior to any dissemination to any third party. MGC shall timely review said materials and shall not unreasonably delay its review and approval of said materials. "Timely" for purposes of this Section 8(A) shall mean no longer than seven (7) business days following MGC's receipt of said materials. Developer acknowledges and understands that MGC's review and approval of all materials is necessary due to the fact that MGV is a publicly held corporation with corresponding obligations to shareholders and public governing bodies such as the SEC. Accordingly, MGV has to review and approve all materials prior to dissemination and MGV will also periodically as required to do so, issue press releases and/or filings with applicable regulatory agencies. MGV will share any press releases or filings with Developer for Developer's input prior to their filing; provided, however that final authority on said materials will rest with MGV.

9.    NON COMPETE
      A. Unless otherwise provided for in this Agreement, MGV, MGC, Sophlex, and Developer for themselves, and for their officers and directors, pursuant to the agreement of such parties, which MGV, MGC, Sophlex, and the Developer hereby warrant as having been given, hereby agree not to compete directly or indirectly with the business of the Developer as related to the Project during the term of this Agreement. Further, Developer hereby agrees that it is the intention of the parties to this Agreement that Developer is to provide its services outlined herein on an exclusive basis for MGV, MGC and the Project.


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      B.    Unless otherwise provided for in this Agreement, the term "not to compete" as used herein shall mean that MGV, Developer and Sophlex shall not own, invest in, manage, operate, consult or be employed in a business substantially similar to and competitive with the present business of the Developer and Project as contemplated by and during the term of this Agreement.

10.   ASSIGNMENT
      No party to this Agreement may assign its interests under this Agreement or any ancillary agreement referenced herein, without the prior written consent of the other parties, said consent not to be unreasonably withheld. For purposes of this Section 10, the withholding of consent to an assignment shall be deemed unreasonable if the intended assignee shall be shown to have been capable of performing the duties under the assigned agreement from both an operational and financial standpoint. Provided however, that assignments shall be permitted to entities under common control and ownership with said party desiring to assign.

11.   TERM AND TERMINATION
      A. The term of this Agreement shall start on the date that the Agreement is executed by all parties hereto, and except as otherwise provided for herein, terminate on the earlier of the following:

            (a) By MGV or Developer by giving the other sixty (60) days' written notice of a default of any of the provisions of this Agreement, said notice shall provide for a minimum of sixty
                  (60) days to cure said default. Provided, however, that no cure period shall be required for purposes of a termination pursuant to Section 11 (d) hereunder.

            (b) At the option of the Developer at such time as the Developer has sold 85% or more of the Shares in the Project. In this event all of the obligations and rights of the Association, Owners and Sophlex contemplated by this Agreement shall continue.

            (c)   At the time 100% of the Shares in the Project are sold.

            (d) At the sole option of MGV if beginning on the 15th day of August 2007, Share Net Sales Revenue is less than 75% of the cumulative amount detailed in the Plan Model over a consecutive four (4) month period, or if monthly Net Sales Revenue over a consecutive four (4) month period is insufficient to pay all expenses and ship costs as contemplated by the Plan model, whichever is lowest. Provided, however, that this termination right shall only be applicable for so long as any MGV financing for the First Vessel and the Project remains unpaid. Following the full and final payment of all MGV financing related to the First Vessel and the Project, the termination rights contained in this Section 11A(d) shall be changed to read that 50% shall be substituted for 75%.


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      B.    In the event this Agreement is terminated, then:

            (a) Unless as otherwise provide for in this Agreement, all of the rights and obligations of the parties to this Agreement shall terminate, except that all of the rights of the Association and Owners contemplated by this Agreement and Governing Instruments shall continue pursuant to their owns terms.

            (b) All sums due MGV, MGC, and Developer, or any other parties referenced in Section 7 above, to the time of termination shall be paid to them in the manner provided for in this Agreement.

            (c)   INTENTIONALLY LEFT BLANK

12.   ADDITIONAL SHIPS
      The parties acknowledge that prior to the acquisition of the First Vessel, Jones was actively tracking the availability of and working to acquire ships for a cruise timeshare business other than, prior to and during MGV's negotiation to acquire the First Vessel, including entering into tentative related tentative arrangements ("Tentative Arrangements). Developer hereby warrants that all such Tentative Arrangements have been terminated except for one involving a party named Rainer Tanzier. The parties hereby agree that in the event Tanzier presents a workable project to MGV and Developer and MGV choose to not go forward with such new project that Tanzier shall be compensated for his efforts by way of a one time flat fee monetary payment. Said amount will be determined at such time by agreement between MGV and Developer. Said amount shall be reasonable based upon the work performed by Tanzier.

13.   RECORDS AND REPORTS
      A. Developer shall prepare and provide MGV / MGC with reports and records necessary to fully disclose sales, income, expense, distribution of money and related financial information. This shall include weekly reports from the Escrow Account agent describing the distribution of cash receipts, a monthly Share sales report, and quarterly financial statements for the Developer.

      B. MGV/MGC, Sophlex, and STMI shall cause the Developer and Association to be provided reports and records describing full financial information regarding the operation of the First Vessel and Association on a weekly and monthly basis as agreed to by Sophlex and Developer.

      C. The Parties to this Agreement acknowledge and agree that audited financial statements on no less than an annual basis will be required of MGC/MGV with respect to the Project in accordance with SEC requirements and/or other regulatory agencies. Costs for said audits shall be borne by MGV/MGC.

14.   OTHER
      A. The corporate parties to this Agreement and/or their management or officers can be involved in entities and activities related and intended to enhance the Share project, including Sophlex and STMI as provided for in this Agreement, Sales Company(ies), tour and excursion activities as may be in the best interests of Shares marketing and sales, and otherwise, except that no such involvement shall diminish Share marketing and sales, commercial cruise fare net income, or increase related expenses or costs.


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      B.    The failure of any of the parties to this Agreement to demand strict performance by the other party of any of the terms of this Agreement shall not be construed to be a continuing waiver or relinquishment thereof, and either MGV or Developer may at any time demand subsequent strict and complete performance by the other of all other provisions of this Agreement.

      C. The parties to this Agreement acknowledge that Jones has had and continues to have a business relationship with Windjammer Barefoot Cruises, Ltd., and related entities. Provided said relationship does not materially interfere with Developer's performance under this Agreement, said relationship shall be excluded from the non-compete provisions contained in Section 9 herein.

      D. This Agreement is binding upon and shall inure to the benefit of all of the parties to this Agreement, their heirs, successors, and permitted assigns.

      E. In the event that any legal action related to this Agreement is instituted by one or more of the parties to this Agreement against another, the prevailing party(ies) shall be entitled to recover reasonable legal costs and attorney fees.

      F. Any notices to be given to one part to this Agreement by another shall be in writing and shall be delivered in person, by courier if a delivery receipt must be signed or by certified mail requiring a return receipt, to the addresses set forth on the first page of this Agreement. Notices shall be deemed received at such time as a delivery is made in person or a receipt is signed. Any change of address shall be promptly reported to the other party in the same manner.

      G. Except as otherwise provided for herein and/or in a separate written agreement, this Agreement and attached Exhibits contain the entire agreement between the parties to this Agreement. There are no oral agreements existing between the parties that are not expressly set forth herein and therein. Any amendment to this Agreement must be in writing signed by all of the parties to this Agreement.

      H. Section or paragraph headings in this Agreement and in attached Exhibits are for reference purposes and are not intended to and shall not in any way modify or limit any provisions in sections or paragraphs of this Agreement.

      I. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.


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Date: April 11, 2007

MARINE GROWTH VENTURES, INC. (MGV)

By: /s/ Craig Hodgkins                            Its: President
        ------------------------------                 ------------------


EURO OCEAN, LTD (DEVELOPER)

By: /s/ Barry Jones                               Its:
        ------------------------------                 ------------------


SOPHLEX SHIP MANAGEMENT, INC (SOPHLEX)

By: /s/ Timothy Levensaler                        Its: President
        ------------------------------                 ------------------


MARINE GROWTH CANADA, LTD. (MGC)

By: /s/ Craig Hodgkins                            Its: President
        ------------------------------                 ------------------


SHIP TIMESHARE MANAGEMENT, INC. (STMI)

By: /s/ Timothy Levensaler                        Its: Director
        ------------------------------                 ------------------


Exhibits:A: Plan Model
         B: Association Management Agreement
         C: Charter and Ship Management Agreement
         D: First Vessel Description
         E: Declarations
         F: Purchase Agreement
         G: Developer Expenses


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